ACKNOWLEDGEMENT AND CONSENT OF FDIC CONSENT ORDER
BETWEEN COMMISSIONER OF BANKING AND INSURANCE AND
UNITY BANK
The Commissioner of Banking and Insurance for the State of New Jersey (“Commissioner”), having reviewed and duly approved the foregoing CONSENT ORDER, FDIC-20-0014b (“ORDER”), and Unity Bank, Clinton, New Jersey (“Bank”), agrees that upon issuance of the said ORDER by the Federal Deposit Insurance Corporation (“FDIC”) such ORDER shall be binding as between the Bank and the Commissioner with the same legal effect and to the same degree that such ORDER would be binding on the Bank if the Commissioner had issued a separate ORDER pursuant to the provisions of N.J.S.A. 17:9A-267, that included and incorporated all of the provisions of the foregoing ORDER.
The Commissioner and the Bank further agree that the provisions of this ORDER shall remain effective and enforceable by the Commissioner against the Bank except to the extent that, and until such time as, any provisions of this ORDER shall have been modified, terminated, suspended, or set aside by the Commissioner, the FDIC or a court of competent jurisdiction. In the event that any term or provision in the foregoing ORDER is modified, terminated or set aside, the remaining terms and provisions shall retain full force and effect.

/s/ Marlene Caride	7/15/2020
Marlene Caride, Commissioner	Date
Department of Banking and Insurance